Exhibit 5.1

McCarthy Tétrault LLP PO Box 48, Suite 5300 Toronto-Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel: 416-362-1812 Fax: 416-868-0673

January 16, 2025

Li-Cycle Holdings Corp.

207 Queens Way West, Suite 590

Toronto, Ontario

M5J 1A7

Dear Sirs/Mesdames:

Re:	Li-Cycle Holdings Corp. – Public Offering

We have acted as Canadian counsel for Li-Cycle Holdings Corp. (the “Corporation”), a corporation governed by the Business Corporations Act (Ontario), in connection with the Underwriting Agreement dated January 15, 2025, between the Corporation and Aegis Capital Corp. (the “Underwriter”) as the underwriter (the “Underwriting Agreement”), pursuant to which the Underwriter has agreed to purchase from the Corporation an aggregate of (i) 5,000,000 units (the “Units”), each consisting of (a) one common share of the Corporation (each, a “Common Share”), (b) one eight-month warrant to purchase one Common Share (the “Series A Warrants”) and (c) one five-year warrant to purchase one Common Share (the “Series B Warrants”) and (ii) 10,000,000 pre-funded units (the “Pre-Funded Units”), each consisting of (a) one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”), (b) one Series A Warrant and (c) one Series B Warrant. Pursuant to the Underwriting Agreement, at the election of the Underwriter for a period of 45 days following January 15, 2025, the Underwriter has the option to purchase from the Corporation (i) up to an additional 2,250,000 Common Shares (the “Option Shares”, and together with the Shares forming part of the Units, the “Shares”) and/or (ii) up to an additional 2,250,000 Series A Warrants and up to an additional 2,250,000 Series B Warrants (such additional Series A Warrants and Series B Warrants, the “Option Warrants”, and together with the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants, the “Warrants”).

The Common Shares issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares”. The Units, the Pre-Funded Units, the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities”.

We understand that the sale of the Offered Securities will be made pursuant to a prospectus of the Corporation dated March 29, 2024 (the “Base Prospectus”), as supplemented by a prospectus supplement dated January 15, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, and the documents incorporated by reference therein, the “Prospectus”).

We understand that the Base Prospectus forms part of the registration statement on Form S-3 (File No. 333-278010) of the Corporation as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024 and declared effective by the SEC on March 29, 2024 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations promulgated thereunder (such registration statement, as supplemented or amended as at the date hereof, including all documents filed as part thereof or incorporated by reference therein, is referred to as the “Registration Statement”).

Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the following documents:

(a)	the Registration Statement;

(b)	the Corporation’s certificate and restated articles of incorporation (collectively, the “Articles”), as in effect on the date hereof;

(c)	the Corporation’s by-laws (together with the Articles, the “Constating Documents”), as in effect on the date hereof;

(d)	copies of the resolutions of the Corporation’s board of directors relating to, among other things, the Registration Statement, the Agreements, the Offered Securities, the Prospectus and other matters;

(e)	the Prospectus;

(f)	the Underwriting Agreement;

(g)	the form of Series A Warrants, the form of Series B Warrants and the form of Pre-Funded Warrants (the “Definitive Warrants”); and

(h)

the warrant agency agreement in respect of the Warrants between the Corporation and Continental Stock Transfer & Trust Company, as warrant agent, dated as of January 16, 2025 (the “Warrant Agency Agreement”).

The Underwriting Agreement, the Definitive Warrants and the Warrant Agency Agreement are collectively referred to herein as the “Agreements”.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

Assumptions and Fact Reliance

We have assumed:

(a)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)

the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)

the accuracy, currency and completeness of the indices and filing systems maintained at the public offices, registries and websites where we have searched or made inquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein;

(e)	that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act;

(f)	the Prospectus has been delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(g)	that none of the Constating Documents or any Applicable Law (as defined below) has been amended so as to affect the validity of the issuance of any Offered Securities at the time of such issuance;

(h)	that all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws;

(i)

that the Corporation has filed the Registration Statement in accordance with the Securities Act registering the Offered Securities in connection with the distribution contemplated by the Underwriting Agreement, and that the Registration Statement has become and remains effective under the Securities Act;

(j)

that the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriter and the Underwriting Agreement constitutes a valid and legally binding obligation of the Underwriter, enforceable against the Underwriter in accordance with its terms;

(k)	that the Underwriter has complied with its obligations under the Underwriting Agreement;

(l)	that the Agreements have not been amended or supplemented either in writing, orally or otherwise;

(m)	that the representations and warranties made by the Underwriter in the Underwriting Agreement are true and correct;

(n)

that the issue and sale of any Offered Securities are not part of a transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada; and

(o)	that the Corporation is not required to be registered as a dealer under Securities Laws (as defined below).

We have relied upon a certificate of an officer of the Corporation, a copy of which has been provided to you, with respect to the accuracy and completeness of the factual matters contained therein, which factual matters have not been independently investigated or verified by us.

Applicable Laws

The opinion expressed below is restricted to the laws of the Province of Ontario and the laws of Canada applicable therein (the “Applicable Law”).

When used in this opinion, the term “Securities Laws” means all applicable securities legislation of the Province of Ontario and the respective regulations, instruments and rules made thereunder.

Opinion

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

1.	The Corporation is a corporation incorporated under the Business Corporations Act (Ontario) and has not been dissolved.

2.	The Corporation has the corporate power and capacity to execute and deliver the Warrants and the Warrant Agency Agreement and to perform its obligations thereunder.

3.	The Corporation has taken all necessary corporate action to authorize the issuance of the Warrants.

4.	The Corporation has taken all necessary corporate action to authorize the execution and delivery of the Warrants and the Warrant Agency Agreement and the performance of its obligations thereunder.

5.	The Corporation has duly executed and delivered each of the Warrant Agency Agreement and Warrants.

6.	The offer and sale of the Offered Securities has been duly authorized by the Corporation.

7.	The execution, delivery and performance of the Definitive Warrants by the Corporation does not violate the Constating Documents or any Applicable Law.

8.	The Shares have been allotted for issuance, and upon full payment therefor, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

9.

The Corporation has taken all necessary corporate action to authorize the issuance of the Warrant Shares issuable upon exercise of the Warrants on the terms and subject to the conditions contained in the Warrants and, upon receipt by the Corporation of payment therefor as provided in the Warrants, the Warrant Shares will have been validly issued by the Corporation as fully paid and non-assessable common shares in the capital of the Corporation.

Consent and Qualifications

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Final Prospectus Supplement and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the SEC. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McCarthy Tétrault LLP